CEC ENTERTAINMENT, INC.
                           4441 West Airport Freeway
                             Irving, Texas  75062
                               (972) 258-8507



     May 18, 2000



     Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of CEC Entertainment, Inc. (the "Company") to be held at 9:00 a.m. local time, Thursday, June 22, 2000, at the D/FW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas.

     At the meeting you will be asked to re-elect three current directors, to authorize the amendment of the Company's Non-Employee Directors Stock Option Plan, to authorize the amendment of the Company's 1997 Non-Statutory Stock Option Plan, to authorize the adoption of an incentive bonus program, and to transact such other business as may properly come before the meeting.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                                   Sincerely,



                                   RICHARD M. FRANK
                                   Chairman and Chief
                                   Executive Officer








                            CEC ENTERTAINMENT, INC.
                           4441 West Airport Freeway
                             Irving, Texas  75062
                                 (972) 258-8507


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2000


To the Stockholders of
CEC Entertainment, Inc.:

Notice is hereby given that the annual meeting of stockholders of CEC Entertainment, Inc., a Kansas corporation, will be held at the D/FW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas on June 22, 2000, at 9:00 a.m. local time, for the following purposes:

               1. To re-elect three Class III directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

               2. To authorize the amendment of the Company's Non-Employee Directors Stock Option Plan by extending the term thereof for an additional ten (10) years;

               3. To authorize the amendment of the Company's Non-Employee Directors Stock Option Plan by allowing for an adjustment in the number of shares which would be distributable if a dividend or stock split shall be declared upon the Common Stock of the Company;

               4. To authorize the amendment of the Company's 1997 Non-Statutory Stock Option Plan by adding 350,000 shares thereto and prohibiting certain material charges thereto without stockholder approval;

               5. To authorize the adoption of an incentive bonus program; and

               6. To transact such other business as may properly come before the meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Only stockholders of record at the close of business on May 4, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                              By Order of the Board of Directors,



                              MARSHALL R. FISCO, JR.
                              Secretary

Irving, Texas
May 18, 2000




                               CEC ENTERTAINMENT, INC.
                            4441 WEST AIRPORT FREEWAY
                               IRVING, TEXAS 75062
                                  (972) 258-8507

                               PROXY STATEMENT FOR
                          ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 22, 2000

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time, on June 22, 2000 at the D/FW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either in person at the Annual Meeting or by giving prior written notice to the Secretary of the Company. This proxy statement was first sent or given to the Company's stockholders on or about May 18, 2000.


                         OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is May 4, 2000. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 26,802,941 shares of Common Stock, $0.10 par value (the "Common Stock"), and 48,202 shares of Class A Preferred Stock, $60 par value (the "Preferred Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.


                  ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

               1. To re-elect three Class III directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

               2. To authorize the amendment of the Company's Non-Employee Directors Stock Option Plan by extending the term thereof for an additional ten (10) years;

               3. To authorize the amendment of the Company's Non-Employee Directors Stock Option Plan by allowing for an adjustment in the number of shares which would be distributable if a dividend or stock split shall be declared upon the Common Stock of the Company;

               4. To authorize the amendment of the Company's 1997 Non-Statutory Stock Option Plan by adding 350,000 shares thereto and prohibiting certain material changes without stockholder approval;

               5. To authorize the adoption of an incentive bonus program; and

               6. To transact such other business as may properly come before the meeting.

Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposal. If any other matter or business is brought before the Annual Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.


                           QUORUM AND VOTING

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock and/or Preferred Stock held by them. A majority of the outstanding shares of Common Stock and Preferred Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting; provided, however, if a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Annual Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Annual Meeting. The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on other proposals to be voted on at the Annual Meeting. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposals.

Broker non-votes occur where a broker holding shares in street name votes the shares on some proposals but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares, but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be "broker non-votes." The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Except for the purpose of determining the presence of a quorum, broker non-votes will have no effect on the outcome of the proposal to be voted on at the Meeting.


                        REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                     PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of May 4, 2000, relating to the beneficial ownership of the Company's Common Stock and Preferred Stock by: (i) each director and executive officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the executive officers of the Company as a group (10 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.



                                               Percentage of Class Outstanding
                                               -------------------------------
                          Number of   Number of
                          Shares of   Shares of
Name (and address for      Common     Preferred       Common      Preferred
5% beneicial owners        Stock      Stock           Stock        Stock
                          --------    ---------       -------     ----------
Richard M. Frank         1,369,969(A)     0             5.1%         0.0%
Michael H. Magusiak        235,557(B)     0             (C)          0.0%
J. Roger Cardinale          31,015(D)     0             (C)          0.0%
Gene F. Cramm, Jr.          15,875(E)     0             (C)          0.0%
Mark A. Flores              12,235(F)     0             (C)          0.0%
Richard T. Huston          115,343(G)     0             (C)          0.0%
Thomas W. Oliver                 0(H)     0             (C)          0.0%
Tim T. Morris                7,500(I)     0             (C)          0.0%
Louis P. Neeb               11,250(J)     0             (C)          0.0%
Cynthia I. Pharr            11,400(J)     0             (C)          0.0%
Walter Tyree                13,125(K)     0             (C)          0.0%
Raymond Wooldridge          25,125(K)     0             (C)          0.0%

Directors and Executive
Officers as a Group      1,854,209        0            6.9%          0.0%

AMVESCAP PLC
11 Devonshire Square
London EC2M 4YR
England                 1,127,550(L)      0           4.2%          0.0%

FMR Corp.
82 Devonshire Street
Boston, MA 02109-3614   2,905,830(M)      0          10.8%          0.0%

Massachusetts Financial
   Services Company
   500 Boylston Street
   Boston, MA 02116     1,638,907(N)      0           6.1%          0.0%

Time Warner, Inc.
   75 Rockefeller Plaza
   New York, NY 10019           0    16,011(O)        0.0%         33.2%

River Forest State Bank &  Trust Co.
   7727 West Lake Street
   River Forest, IL 60305       0     3,139(P)        0.0%          6.5%



(Footnotes appear on the following page)

     (A) Includes 48,192 shares which are subject to forfeiture pursuant to the terms of Mr. Frank's employment agreement. See "Employment Agreements." Includes 772,500 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 347,500 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (B) Includes 186,235 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     237,500 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (C)  Constitutes less than 1% of the Company's outstanding Common
     Stock.

     (D) Includes 31,015 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     45,353 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

     (E) Includes 15,875 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     57,219 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

     (F) Includes 12,235 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     52,828 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (G) Includes 55,755 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     87,462 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (H) Includes 0 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     64,191 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (I) Includes 7,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     8,075 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (J) Includes 11,250 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     8,125 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (K) Includes 13,125 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes
     8,125 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

     (L) Based upon information in Schedule 13G dated February 8, 1999. This number includes 1,127,550 shares beneficially owned by AMVESCAP PLC, as a parent company to various companies. Of its total shares, AMVESCAP PLC has shared voting and dispositive power over 1,127,550 shares.

     (M) Based upon information in Schedule 13G dated January 10, 2000. This number includes 2,339,500 shares beneficially owned by Fidelity Management & Research Company, as an investment adviser to various investment companies and certain other funds; 454,400 shares beneficially owned by Fidelity
     Management Trust Company, as a trustee or managing agent for various private investment accounts; and 111,930 shares beneficially owned by Fidelity International Limited, as an investment advisor to various non-U.S. investment companies.
     Of its total shares, FMR Corp. has sole voting power over 566,330 shares and sole dispositive power over 2,905,830 shares. Fidelity International Limited has sole voting and dispositive power over 111,930 shares.

     (N) Based on information in Schedule 13G dated February 11, 2000. This number includes 1,583,100 shares beneficially owned by MFS Series Trust II - MFS Emerging Growth Fund; and 55,807 shares beneficially owned by certain non-reporting entities as well as Massachusetts Financial Services. Of its total shares, Massachusetts Financial Services Company has sole voting and dispositive power over 1,638,907 shares.

     (O) Based on information in Amendment No. 2 to Schedule 13D dated July 1, 1994, and the Company's Transfer Agent on May 4, 2000.
     Of its total shares, Time Warner, Inc. has shared voting and dispositive power over 16,011 shares.

     (P) Based on information obtained from the Company's Transfer Agent on May 4, 2000.

                                 PROPOSAL 1:
                           ELECTION OF DIRECTORS

The terms of the Class III directors expire at the Annual Meeting of the stockholders in 2000. The Board of Directors has nominated Richard M. Frank, Tim T. Morris, and Louis P. Neeb for re-election at the Annual Meeting, to serve for a term of three years. Messrs. Frank, Morris, and Neeb have expressed their intention to serve the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast at the Annual Meeting for the election of directors. See "Quorum and Voting."

The following table lists the names and ages (as of May 4, 2000) of the three director nominees and the five directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.




       Term                              Director
Nominee Directors          Age            Since        Class     Expires
-----------------         -----       ------------     -----     -------

Richard M. Frank .........  52            1985          III       2000

Tim T. Morris.............  53            1997          III       2000

Louis P. Neeb ............  61            1994          III       2000


Continuing Directors
--------------------

Michael H. Magusiak.......  44            1988            I      2001

Walter Tyree..............  48            1997            I      2001

Richard T. Huston ........  54            1999           II      2002

Cynthia I. Pharr..........  51            1994           II      2002

Raymond E. Wooldridge.....  61            1997           II      2002


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
NAMED NOMINEES.

       ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF
             DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS


                             EXECUTIVE OFFICERS

The following table sets forth the names and certain other
information regarding the executive officers of the Company as of
May 4, 2000.
                                                        Year First Elected
Name                   Age       Position               as Executive Officer
----                  -----      --------               --------------------
Richard M. Frank...     52    Chairman of the Board and         1985
                              Chief Executive Officer

Michael H. Magusiak...  44    President                         1988


J. Roger Cardinale....  40    Executive Vice President,         1999
                              Development and Purchasing

Gene F. Cramm, Jr.....  42    Executive Vice President,         1997
                              Games, Entertainment, and
                              Concept Evolution

Mark A. Flores........  42    Executive Vice President,         1999
                              Director of Operations

Richard T. Huston.....  54    Executive Vice President,         1986
                              Marketing

Thomas W. Oliver......  60    Executive Vice President,         2000
                              General Counsel


             BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS


A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a Director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a Director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987.

J. ROGER CARDINALE has served as Executive Vice President of the Company since December 1999. He assumed the duties of Director of Development in April 2000, Director of Real Estate in January 1999, and has served has Director of Purchasing since September 1990.
Mr. Cardinale has held various positions with the Company since November 1986, including Staff Accountant and Cash Manager.

GENE F. CRAMM, JR. has served as Executive Vice President of the Company since September 1997. Prior to that time he had served as a Senior Vice President since September 1989. He has also served as a Director of Construction from June 1994 until April 2000. Mr. Cramm has held various positions with the Company since 1980, including Director of Entertainment and Games, Senior Vice President, International Development and Special Projects, Senior Vice President, Operational Support, and Director of Purchasing.

MARK A. FLORES has served as Executive Vice President of the Company since May 1999. Prior to that he served as Senior Vice President of the Company since 1995 and Regional Manager of the Western Region since 1992. He joined the company in 1982.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. He has also served as a Director of the Company since 1999. His responsibilities as an officer of the Company were expanded from June 1994 to March 1997 to include Entertainment as well as Marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, and as Director of Marketing from October 1985 to October 1988. He joined the Company in 1985.

THOMAS W. OLIVER has served as Executive Vice President and General Counsel of the Company since March 2000. Prior to joining the Company, Mr. Oliver was a shareholder for 23 years in the Dallas office of the law firm of Winstead, Sechrest and Minick.

TIM T. MORRIS was elected as a Director of the Company in June 1997. Mr. Morris is currently the President of River Associates, LLC, an investment firm; he has been a Partner in that firm since 1990. From 1981 through 1990 Mr. Morris was an Office Managing Partner of Deloitte & Touche, an accounting firm. From 1977 through 1981 Mr. Morris was a Partner of Rogers, Morris, Millsaps
& Underwood, CPA's, an accounting firm. From 1968 through 1977 Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA's, an accounting firm.

LOUIS P. NEEB was elected as a Director of the Company in August 1994. Mr. Neeb has served as Chairman of the Board and Chief Executive Officer of Casa Ole' Restaurants, Inc. from October 1995 to the present. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr. Neeb has also had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb is a member of the Board of Directors of the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants, and Silver Diner, Inc., a publicly-traded restaurant company.

CYNTHIA I. PHARR was elected as a Director of the Company in August 1994. She is currently President and owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy - Locke/Pharr P R, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr had served as a member of the Board of Directors of Spaghetti Warehouse, Inc. from August 1991 until January 1999, and as as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 until June 1999.

WALTER TYREE was elected as a Director of the Company in June 1997. Mr. Tyree is currently Division President of Boston Chicken, Inc. Mr. Tyree has served in that position since October 1999. He previously held the position of Vice President of Operations for Boston Chicken from October 1998 until October 1999. Mr. Tyree had served as Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee, from January 1993 until October 1998. From 1980 through 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, most recently as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as a Director of the Company in June 1997. Mr. Wooldridge currently serves as a member of the National Adjudicatory Committee of the National Securities Dealers Association - Regulation and as a member of the Board of Trustees of the University of Dallas. Mr. Wooldridge previously served as Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly owned holding firm. Mr. Wooldridge is also a Director of Dadco, Inc., a subsidiary of D. A. Davidson & Company, a member of NASD and the Pacific Stock Exchange. Mr. Wooldridge had served in these positions from 1986 until 1996. From 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm's President and Chief Executive Officer.

Except as set forth above, none of the Directors of the Company hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

           COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Four (4) regularly scheduled and six (6) special meetings of the Board of Directors were held during 1999. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served in 1999.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Stock Option
Committee. The responsibilities and composition of each of these committees are described below.

The Executive Committee currently consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company's Bylaws to be exercised by the full Board of Directors.
The Executive Committee (comprised of Messrs. Frank, Magusiak, Neeb and Ms. Pharr in 1999) held a number of informal meetings in person and by telephone in 1999.

The Audit Committee currently consists of three directors. The Audit Committee is responsible for carrying out various responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company, as more completely described in the Audit Committee Charter. The Audit Committee (comprised of Messrs. Morris, Tyree and Wooldridge in 1999) held two
(2) meetings in 1999. Effective February 1, 2000, the Audit Committee was comprised of Messrs. Morris and Tyree, and Ms. Pharr.

The Compensation Committee currently consists of two directors. The Compensation Committee is responsible for (i) recommending the compensation, including performance bonuses, payable to the Company's executive officers, and (ii) recommending the performance bonuses for other employees of the Company. The Compensation Committee (comprised of Messrs. Frank, Neeb and Wooldridge until
April 4, 1999, and thereafter comprised of Ms. Pharr and Messrs.
Neeb and Wooldridge) held two (2) meeting in 1999. Effective February 1, 2000, the Compensation Committee was comprised of Messrs. Neeb and Wooldridge.

The Stock Option Committee currently consists of two directors who are responsible for administering the 1988 Non-Statutory Stock Option Plan, the 1997 Non-Statutory Stock Option Plan. The Stock Option Committee (comprised of Messrs. Neeb and Wooldridge in 1999) held six (6) meetings in 1999.


                     AUDIT COMMITTEE CHARTER

The Company has adopted an Audit Committee Charter which is designed to assist the Audit Committee in carrying out its responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. The Audit Committee Charter provides as follows:

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Meetings

The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Responsibilities

In carrying out its responsibilities the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

          Recommend to the Board of Directors the selection of the independent auditors, considering the independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence. Also, the Audit Committee should obtain formal written affirmation of independence from the independent auditors.

          Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

          Review with the independent auditors, the company's internal auditors, and financial and accounting personnel, the quality of accounting principles as well as the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such accounting principles, internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

          Review and update this Charter periodically, at least annually, as conditions dictate.

          Review the company's annual audited financial statements and recommend that such statements be filed in Form 10K with the SEC and New York Stock Exchange.

          Review with financial management the quarterly 10Q prior to its filing and review earnings releases to the public prior to their release. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of these reviews. In instances when the Chairman of the Audit Committee is not available then another independent member of the Board of Directors, as designated by the Chairman of the Audit Committee, may conduct the reviews.

          Review the regular internal reports to management prepared by the internal auditing department.

          Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit
          Committee meeting with, the Board of Directors.

          Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                       SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the "Named Executive Officers") for the fiscal years ended January 2, 1998, January 3, 1999, and January 2, 2000 (designated herein as fiscal years 1997, 1998 and 1999, respectively.)


                                                             Long Term
                            Annual Compensation           Compensation Awards
                           ---------------------------------------------------
                                                   Other  Restricted Securities
                                                   Annual    Stock   Underlying
Name (and            Fiscal                     Compensation Awards   Options
Principal Position)  Year  Salary($)  Bonus($)    ($)(A)     ($)     (#)(B)
------------------  ------ ---------  -------  ------------ ------  --------

Richard M.Frank      1999  1,000,000  380,800(C)   41,681     --     97,500
(Chief Executive     1998  1,000,000  433,700(D)   39,988     --         0
Officer)             1997  1,000,000        0      29,841     --    750,000

Michael H.           1999    300,000   99,960(C)   22,426     --    150,000
Magusiak (President) 1998    250,000  194,873(D)   18,194     --         0
                     1997    250,000   94,879(E)   17,874     --    187,500

Richard T. Huston    1999    175,000   49,949(C)   17,866     --     45,000
(Executive Vice      1998    167,600   54,521(D)   16,771     --     26,460
President)           1997    160,000   52,003(E)   15,672     --     25,200

Larry G. Page        1999    139,400   39,786(C)   18,516     --     21,956
(Executive Vice      1998    136,519   44,524(D)   17,650     --     21,578
President)           1997    134,500   43,789(E)   14,923     --     21,184

Gene F. Cramm, Jr.   1999    142,500   40,665(C)   15,452     --     22,444
(Executive Vice      1998    135,000   43,912(D)   14,930     --     21,262
President)           1997    120,593   34,699(E)    9,191     --     20,976

-------------


     (A) Includes annual car allowances for (i) Mr. Frank of $15,600 (in 1997, 1998 and 1999); (ii) Mr. Magusiak of $9,000 (in
     1997), and $12,000 (in 1998 and 1999); (iii) Messrs. Huston
     and Page of $9,000 (in 1997), and $10,200 (in 1998 and
     1999); and (iv) Mr. Cramm of $6,000 (in 1997), and $10,200
     (in 1998 and 1999).

     (B) On July 23, 1999, the Common Stock of the Company split 3-for-2, resulting in an additional amount of shares of Common Stock underlying options for the Named Executive
     Officers for fiscal year 1999. The amounts listed above have been adjusted to reflect the stock split.

     (C) Includes bonus compensation earned in 1999 and paid in 2000.

     (D) Includes bonus compensation earned in 1998 and paid in 1999.

     (E) Includes bonus compensation earned in 1997 and paid in 1998.

     (F) Mr. Page resigned his position as Executive Vice President and Chief Financial Officer of the Company effective April
     28, 2000.

                            EMPLOYMENT AGREEMENTS

On March 3, 1997, Richard M. Frank entered an employment agreement with the Company providing for a three-year term commencing on January 1, 1998. Pursuant to the terms of the employment agreement, Mr. Frank receives an annual base salary of $1,000,000, 105,000 shares of the Company's Common Stock issued under the Company's Stock Grant Plan (subsequently adjusted in
1999 as the result of a 3-for-2 stock split),a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

On April 28, 1999, Michael H. Magusiak entered into an employment agreement with the Company providing for a five-year term commencing on January 4, 1999. Pursuant to the terms of the employment agreement, Mr. Magusiak receives an annual base salary of $400,000 (increased from $300,000 by the Compensation
Committee effective January 1, 2000), 100,000 shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan (subsequently adjusted in 1999 as the result of a 3-for-2 stock split), a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

Under the terms of the respective employment agreements (the "Employment Agreements"), if Mr. Frank's or Mr. Magusiak's (the "Covered Executive(s)") employment with the Company is terminated by the Company (other than as a result of death or "permanent disability" (as defined in the Employment Agreements)), then Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to twenty four times his then current monthly base salary (together, the "Severance Amounts"). In the event of the Covered Executive's death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the Covered Executive voluntarily terminates his employment within one year after such a Change of Control. A "Change of Control" is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert in which the Covered Executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or
(ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the Covered Executive.

                OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock
options granted to each of the Named Executive Officers in the fiscal year ended January 2, 2000.
                                                         Potential Realizable
                                                              Value at
                                                            Assumed Annual
           Number of  % of Total                            Rates of Stock
          Securities    Options                           Price Appreciation
          Underlying  Granted to   Exercise               for Option Term ($)
            Options   Employees in   Price   Expiration   -------------------
           Granted(#)  Fiscal Year ($/Share)    Date        5%        10%
           ----------  ----------   ------    --------    -------  ----------
Richard M.
Frank (A)     97,500      12.50%    17.5009    01/08/06    694,650   1,618,803

Michael H.
Magusiak (B) 150,000      19.23%    17.5009    01/08/06  1,068,692   2,490,466

Richard T.
Huston (C)    45,000       5.77%    17.5009    01/08/06    320,608    747,140

Larry G.
Page (C)      21,956       2.81%    17.5009    01/08/06    156,428    364,538

Gene F.
Cramm, Jr.(C) 22,444       2,88%    17.5009    01/08/06    159,905    372,640


     (A)  Options to acquire these shares are exercisable as follows:
     (i) thirty-three percent (33%) of the option after January
     8, 2001, (ii) an aggregate of sixty-six percent (66%) of the option after January 8, 2002, and (iii) an aggregate of one hundred percent (100%) of the option after January 8, 2003.

     (B)  Options to acquire these shares are exercisable as follows:
     (i) thirty percent (30%) of the option after January 8, 2001, and (ii) an aggregate of sixty-five percent (65%) of the option after January 8, 2002, and (iii) an aggregate of one hundred percent (100%) of the option after January 8, 2003.

     (C)  Options to acquire these shares are exercisable as follows:
     (i) fifty percent (50%) of the option after January 8, 2001, and (ii) an aggregate of seventy-five percent (75%) of the option after January 8, 2002, and (iii) an aggregate of one hundred percent (100%) of the option after January
     8, 2003.



         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended January 2, 2000 and the value of his unexercised stock options as of January 2, 2000. The closing price for the Company's Common Stock, as reported by the New York Stock Exchange, on December 31, 1999 (the last trading day of the fiscal year) was $28.25.

                                                                Value of
                                              Number of        Unexercised
                                             Unexercised      In-the-Money
                     Shares                   Options at       Options at
                    Acquired               January 2, 2000   January 2, 2000
                       on       Value       exerciseable      exerciseable
                    Exercise   Realized    /unexerciseable)  /unexerciseable)
                      (#)      ($) (A)          (#)            ($) (B)
                    --------   ---------    -------------    ----------------
Richard M. Frank       0          0          772,500(E)      12,753,908(E)
                                              97,500(U)       1,048,037(U)

Michael H. Magusiak    0       1,404,416     186,235(E)       3,335,948(E)
                                             187,500(U)       2,159,216(U)

Richard T. Huston      0          0           36,225(E)         747,984(E)
                                              84,060(U)         573,738(U)

Larry G. Page          0         775,962      31,382(E)         649,919(E)
                                              54,126(U)         709,193(U)

Gene F. Cramm, Jr.     0         449,813       5,244(E)          83,791(E)
                                              48,950(U)         616,488(U)

-----------------

     (A) Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

     (B) Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

     (E)  Options which are exercisable at January 2, 2000.

     (U)  Options which are not exercisable at January 2, 2000.


                    COMPENSATION COMMITTEE REPORT
                      ON EXECUTIVE COMPENSATION

The executive compensation program of the Company is designed as
a tool to reinforce the Company's strategic principles   to be a
premier and progressive growth company, with an objective of enhancing long term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

          Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's success over the long term.

          Embrace a "pay-for-performance" philosophy by placing significant amounts of compensation "at risk" that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

          Directly link executives' interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in stockholder value.

The executive compensation program is intended to appropriately balance the Company's short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses (payable upon the achievement of corporate objectives pursuant to the Incentive Bonus Program) and long term performance compensation through the issuance of stock options under the 1997 Non-
Statutory Stock Option Plan.

The compensation of the executive officers of the Company (including Messrs. Frank and Magusiak, except for those items that are fixed per their respective employment agreements) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 1999 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer's salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of targets for corporate objectives. Although no bonus compensation was paid in 1999 based upon performances in 1999, Messrs. Frank and the four most highly compensated executive officers (Magusiak, Huston, Page and Cramm) as a group received $380,800, $99,960, $49,949, $39,786, and $40,665, respectively, and $611,160
(collectively), of bonus compensation in 2000 for services rendered in 1999.

The Stock Option Committee is made up of the members of the Compensation Committee, all of whom are non-employee directors. The Stock Option Committee ratifies and approves option recommendations made by the Chief Executive Officer. In 1999, the Compensation Committee determined the number of options to issue in accordance with the 1997 Non-Statutory Stock Option Plan based upon base salaries and levels of responsibility.

CEO Performance Evaluation

Although Mr. Frank's salary is established by the terms of his Employment Agreement (see "Employment Agreements"), the Compensation Committee nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company's other executives.

The Compensation Committee has also considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. As discussed above, Mr. Frank's annual base salary is $1,000,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee was comprised of Messrs. Frank, Neeb and Wooldridge until April 4, 1999. Thereafter, the Compensation Committee was comprised of Ms. Pharr, and Messrs. Neeb and Wooldridge for the remainder of 1999. Effective February 1, 2000, the Compensation Committee was comprised of Messrs. Neeb and Wooldridge. The Stock Option Committee was comprised of Messrs. Neeb and Wooldridge in 1999.


                                   Louis P. Neeb
                                   Raymond E. Wooldridge



                    COMPENSATION OF DIRECTORS

Non-employee directors of the Company or its affiliates, receive a retainer from the Company at the rate of $10,000 per year, plus $750 for each meeting of the Board of Directors attended. In addition thereto, on the day a non-employee Director is first elected or appointed to the Board, such non-employee Director shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. Each January thereafter, a non-employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 2,500 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.

PROPOSAL 2:

           AMENDMENT OF THE COMPANY'S NON-EMPLOYEE DIRECTORS
                            STOCK OPTION PLAN
                      EXTENDING THE TERM OF THE PLAN

The Non-Employee Directors Stock Option Plan ("Directors Plan") became effective in June 1995. Options to purchase up to 225,000 shares of the Company's Common Stock may be granted under the Directors Plan. The Directors Plan provides for the granting of nonqualified stock options to non-employee directors of the Company or its Affiliates (as defined in the Directors Plan).
The goal of the Directors Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals long-term incentives for high levels of performance and to award for unusual efforts designed to improve the financial performance of
the Company.   The Directors Plan is administered by a committee
comprised of the President and the Chief Financial Officer of the Company.

In April 2000, the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment to the Directors Plan that extends the term thereof for an additional ten (10) years. The description of the Directors Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit "A" attached hereto, which contains the complete text of the proposed Directors Plan.

The Board of Directors believes that the proposed amendment to the Directors Plan will enable the Company and its stockholders, through future grants and stock options, to continue to secure the benefits of the incentive inherent in stock ownership by its non-employee Directors.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED
AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS
TO THE COMPANY'S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.



PROPOSAL 3:
         AMENDMENT OF THE COMPANY'S NON-EMPLOYEE DIRECTORS
                          STOCK OPTION PLAN
         ALLOWING FOR ADJUSTMENTS IN SHARES SUBJECT TO AWARD

the Non-Employee Directors Stock Option Plan ("Direcors Plan") became effective in June 1995. Options to purchase up to 225,000 shares of the Company's Common Stock may be granted under the Directos Plan. The Directors Plan provides for the granting of non-qualified stock options to non-employee directors of the Company or its Affiliates (as defined in the Directors Plan. The Directors Plan provides for the granting of nonqualified stock options to non-employee directors of the Company or its Affiliates (as defined in the Directors Plan), The goal of the Directors Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by exending to such individuals long-term incentives for high levels of performance and to award for unusual efforts designed to improve the financial performance of the Company. The Directors Plan is administered by a committee comprosed of the President and the Chief Financial Officer of the Company.

In April 2000, the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment that allows for an adjustment in the number of shares that are subject to options issued each year and initially to new non-employee Directors if a dividend or stock split shall be declared upon the Common Stock of the Company. The description of the Directors Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit "A" attached hereto, which contains the complete text of the proposed Directors Plan.

The Board of Directors believes that the proposed amendment to the Directors Plan will enable the Company and its stockholders, through future grants and stock options, to continue to secure the benefits of the incentive inherent in stock ownership by its non-employee directors.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.


PROPOSAL 4:

     AMENDMENTS OF THE COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN

The 1997 Non-Statutory Stock Option Plan ("Employee Plan") became effective in September, 1997. The purpose of the Employee Plan is to secure for the Company and its shareholders the benefits of the incentives inherent in stock ownership by key employees of the Company and its subsidiaries. The Employee Plan terminates on July 31, 2007, and no option may be granted after such date pursuant to the Employee Plan. The Employee Plan is currently administered by the Stock Option Committee. The Stock Option Committee determines, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the Employee Plan. To date, the Stock Option
Committee has issued options under the Employee Plan to eligible employees in proportion to their respective responsibilities to the Company. The Stock Option Committee provides for various periods of time to pass before options become exercisable according to the Company's long term strategic plans. In April
2000, the Board of Directors adopted, subject to the approval of the Company's stockholders, amendments to the Employee Plan providing that (1) the number of shares of Common Stock which may be issued under the Employee Plan would be increased from 2,737,500 to 3,087,500, and (2) any amendment to the Employee Plan must be approved by the stockholders of the Company if the amendment would
(a) materially increase the aggregate number of shares of stock which may be issued pursuant to options granted under the Employee Plan, (b) materially modify the requirements as to eligibility for participation in the Employee Plan, or (c) materially increase the benefits accuring to holders of options under the employee plan. The description of the Employee Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit "B" attached hereto, which contains the complete text of the proposed Employee Plan.

The Board of Directors believes that the proposed amendment to the Employee Plan will enable the Company and its stockholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT
AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO
COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN.

PROPOSAL 5:

                THE COMPANY'S INCENTIVE BONUS PROGRAM

The Compensation Committee has established an Incentive Bonus
Program for all employees of the Company.  Individuals (excluding
Field Operators, and Training and Recruiting managers) are eligible to receive a bonus as a percentage of their gross base salary during a particular fiscal year ranging from a high of one hundred percent (100%) for the Chief Executive Officer to a low of two percent (2%) for new management salaried and hourly employees with less than five (5) years tenure with the Company. For the Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer, the term "gross base salary during a particular fiscal year" shall mean the gross base salary in effect on the first day of the fiscal year. The term "four highest compensated officers other than the Chief Executive Officer" shall mean any employee for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the fiscal year. Bonuses are paid within six (6) weeks of the Company's fiscal year end and an individual must be employed on a full-time status at the time bonuses are paid to be eligible for the bonus.

An employee is eligible to receive one hundred percent (100%) of his or her bonus potential if the Company achieves a thirty percent (30%) cash on cash return on capital expenditures. The cash on cash return is equal to the fiscal year's cash flow (income before taxes plus depreciation, amortization, and pre-opening expenses) minus the prior fiscal year's cash flow divided by the weighted average increase in capital expenditures. The bonus potential for employees will increase or decrease four percent (4%) for each one percent (1%) change from a thirty percent (30%) cash on cash return. However, no bonuses will be paid if the cash on cash return is less than twenty percent (20%).

New management level employees of the Company (those whose salary is below $42,000 per year) must be full-time and employed by April the 1st of a particular year to be eligible for a bonus for such year. New hires or management level and above will have their bonus prorated based on their hire date. If an individual is promoted during the year, his or her bonus will be prorated based upon the time and salary at each level.

The Board of Directors believes that the proposed Incentive Bonus
Program will enable the Company and its stockholders, through future awards, to continue to secure the benefits of the incentive inherent in performance based awards by certain of its employees.

Although already established by the Compensation Committee, the Incentive Bonus Program is being submitted to the stockholders because approval by stockholders every five years is required to satisfy the conditions necessary for the Company to exclude the bonuses under the Incentive Bonus Program from the $1,000,000 limit on deductiblility of compensation for certain executives according to Code Section 162(m).

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED INCENTIVE
BONUS PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE COMPANY'S
INCENTIVE BONUS PROGRAM.

                      INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as of right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company's Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director's duty of due care, as permitted under Kansas law.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.

                     STOCK PERFORMANCE GRAPH

The following graph compares the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock since January 3, 1989 (the date the Company's Common Stock first traded on the NASDAQ system), versus two indexes. The graph assumes $100 was invested on January 3, 1989. The Company has not paid any cash dividends on its Common Stock during the applicable period. The share price of the Company's Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992, May 22, 1996, and July 23, 1999.

The Company's Common Stock is labeled on the graph as "CEC Entertainment, Inc." The index labeled "NYSE Stocks," which was prepared by the Center for Research in Securities Prices ("CRSP") at The University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 312-702-7467) measures the total return (weighted for the market capitalization of the component companies) on the approximately 35 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the New York Stock Exchange. The identities of the companies included in the "NYSE Stocks" index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company's Irving address. The index labeled "NYSE Stock Market," also prepared by CRSP, measures the total return on the approximately 3,100 United States companies whose common stock is traded on the New York Stock Exchange.



                           CHICAGO / GSB


Comparison of Eleven-Year Cumulative Total Returns
            Performance Graph for
            CEC Entertainment, Inc.


     Prepared by the Center for Research in Security Prices
     Produced on 4/13/2000 including data to 01/03/2000


      (Graph Data follows)

                                   LEGEND
                               --------------

             CRSP
         Total Returns
Symbol    Index for:      01/1989  12/1991  12/1993  12/1995 01/1998 01/2000
------   -------------    -------  -------  -------  ------- ------- -------

_____   CEC Entertain-
        ment, Inc.         100.0    872.7    542.0    496.0   1411.4  2416.2

        NYSE Stock Market
        (US Companies)     100.0    160.0    197.0    267.0    430.8   556.3

        NYSE Stocks (SIC
        5800-5899 US
        Companies)Eating   100.0    134.3    207.0    257.6    312.5   435.9
        and drinking places


Notes:

     A. These lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.  The index level for all series wa set to $100.00 onn 01/03/1989.

                     COMPLIANCE WITH SECTION 16(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company's Common Stock.


                     INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ending January
2, 2000. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.


                  SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 2001 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                          MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company by means of personal interview, telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.








                              By Order of the Board of Directors,



                              MARSHALL R. FISCO, JR.
                              Corporate Secretary

Irving, Texas
May 18, 2000

                                                                 Exhibit A

PROPOSAL 2:

             AMENDMENT OF THE COMPANY'S NON-EMPLOYEE
                   DIRECTORS STOCK OPTION PLAN


                     CEC ENTERTAINMENT, INC.
             NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                            ARTICLE I
                    PURPOSE AND ADMINISTRATION

     1.1 Purpose. The purpose of the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is to strengthen CEC Entertainment, Inc. (the "Company") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. In order to effectuate this intent, the Company will, pursuant to this Plan, grant to each non-employee director the herein specified options to acquire shares of common stock of the Company ("Common Stock"), which options shall vest over a specified period of time.

     1.2 Administration. The Plan shall be administered by a committee (the "Committee") which shall be comprised of the President of the Company and the Chief Financial Officer of the Company.

     Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all such matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

     1.3 Participation. Each member of the Board of Directors of the Company (the "Board") who is not employed by the Company or any Affiliate (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined vetoing power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     1.4 Stock Subject to the Plan. Subject to adjustment as provided in Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 225,000 shares, subject to adjustments as set forth in
Section 3.1 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

     1.5 Restrictions on Exercise. No option granted hereunder may be exercised until a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the Stock issuable upon exercise of such option has been filed with, and declared effective by, the Securities and Exchange Commission (the "Commission"), and there is available for delivery a prospectus meeting the requirements of Section 10 of the Act, or until the Committee has determined that the issuance of Stock upon such exercise is exempt from the registration and prospectus requirements of the Act.


                            ARTICLE II
                          STOCK OPTIONS

     2.1  Grant and Option Price.  (a) On the day a Non-Employee
Director is first elected or appointed to the Board, such Non-
Employee Director shall be granted an option to purchase 7,500 shares of Stock.

     (b) On the fifth Business Day in January of the year following the effective date of the Plan, each Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity at such time shall be granted an option to purchase 2,500 shares of Stock. For purposes of the Plan, the term "Business Day" shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.

     (c) The purchase of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the grant date. For purposes of the Plan, the term "Fair Market Value" shall mean the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the five trading-day period ending on and including the date of grant.

     (d) The total grant under both paragraphs (a) and (b) above shall be limited accordingly to the greatest number of whole shares of Stock which may thus be granted thereunder.

     2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement ("Option Agreement"), in such form as the Committee shall require, between the Company and the Non-Employee Director to whom the option has been granted (the "Optionee").

     2.3 Option Period. Each option and all rights or obligations thereunder shall expire on the fifth anniversary of the grant date (the "Expiration Date"); provided, however, the option shall be subject to earlier termination as hereinafter provided.

     2.4  Vesting and Exercise of Options.  (a)  Subject to
Section 3.2 hereof, an option granted pursuant to Sections 2.1(a) or (b) hereof shall be exercisable only to the extent of shares that have vested in accordance with the following schedule:

     (b) The purchase price of the stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock of the Company, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option.

     2.5 Non-Transferability of Options. An option granted under the Plan shall, by its terms, be non-transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestics relations order. During the Optionee's lifetime, the option shall be exercisable only by the Optionee or by the Optionee's duly appointed guardian or personal representative.


     2.6 Termination of Directorship. (a) If the directorship of the Optionee is terminated for any reason other than (i) death of the Optionee, or (ii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of the directorship, whichever is the shorter period.

     (b) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (whether or not exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within ninety (90) days after the date of such death, whichever is the shorter period. If an Optionee dies during the thirty (30) day period described in subsection (a) above, the option shall be exercisable (but only to the extent exercisable on the date of death of such Optionee) by the person or persons described above at any time within the thirty (30) day period described in subsection (a) above or within ninety (90) days after the date of such death, whichever is the longer period, but in no event after the Expiration Date of the option.

     (c) The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

     2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.5 of the Plan, the person exercising the option shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.

                           ARTICLE III
                         OTHER PROVISIONS

     3.1 Adjustments Upon Changes in Capitalization. (a) If a dividend or stock split shall be hereinafter declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock (i) then subject to grant under Section 2.1 (a) and (b), (ii) then subject to any option which has been granted, and (iii) then reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the numbers of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split.

     (b) If the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, and the Company continues thereafter as the surviving entity, then there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged.

     (c) If there shall be any change, other than as specified above in subsection (a) and (b), in the number or kind or outstanding shares of Common Stock of the Company or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

     (d) In the case of any such substitution or adjustment as provided for in this Section 3.1, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this Section 3.1 shall be made. No adjustment or substitution provided for in this Section 3.1 shall require the Company pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     3.2 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Company to remove such Non-Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

     3.25 Change of Control. If while any unexercised options remain outstanding under the Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding Section 2.4 hereof or any other provision in the Plan or Option Agreement to the contrary. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" [as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")], of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 3.25.

     3.3 Amendment and Termination. The Board may at any time suspend or terminate the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company, provided, that the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the options granted hereunder or the timing of grants hereunder more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan.

     3.4 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of the Plan.

     3.5 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Section 1.5 above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall execute a stock purchase agreement in which he shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Commission, other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.

     3.6 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Company's outstanding shares of preferred stock, voting as one class, present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the Common Stock and the Company's outstanding shares of preferred stock, voting as one class, entitled to vote.

     3.7 Expiration. Unless previously terminated or extended by the Board, the Plan shall expire at the close of business on the date which is the last day of the fifteen (15) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

     3.8 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

     3.9 Applications of Funds. The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

     3.10 No Liability for Good Faith Determinations. Neither the members of the Board not any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

     3.11 Information Confidential. As partial consideration for the granting of each option hereunder, the Optionee shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be given in confidence to the Optionee's spouse or to a financial institution to the extent that such information is necessary.

     3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may required any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     3.13  No Guarantee of Interests.  Neither the Board nor the
Company guarantees the Stock from loss or depreciation.

     3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

     3.15 Company Records. Records of the Company and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

     3.16 Information. The Company and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.


     3.17 No Liability of Company. The Company assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of , the Board or the Committee.

     3.18 Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by Board resolution.

     3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in
Section 3.4 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notice. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notice the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

     3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

     3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

     3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.













                                                         Exhibit B


                                  PROPOSAL 3:
       AMENDMENT OF THE COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN


                     CEC ENTERTAINMENT, INC.
               1997 NON-STATUTORY STOCK OPTION PLAN


     CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 3,087,500. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.


     6. Option Certificate or Contract. Each option granted under this Plan shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the "Optionee"), in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company, and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8.   Period and Exercise of Option.

          (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

          (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

          (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

          (d)  Payment for Shares -- Payment for shares of Common
Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

          (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company's transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company's transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

          (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at least one (1) year from the Grant Date, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option certificate or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

     10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in
Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Non-Transferability of Options. Each option granted under this Plan shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of the Optionee may otherwise be exercised only by him.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

     14. Grant of New Option and Re-pricing. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, (a) the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price and (b) the Committee may not, without prior shareholder approval, re-price underwater stock options by either lowering the exercise price of outstanding options or canceling outstanding options and granting new replacement options with a lower exercise price.

     15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or
(ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

     The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option certificate or contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its subsidiaries shall be deemed to terminate when he ceases to be a full-time employee of the Company or any of its subsidiaries.

     In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

     16. Restrictions Applicable to Executive Officers. The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers"). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

     No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

     The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.